SUBSCRIPTION AGREEMENT

     SUBSCRIPTION AGREEMENT made as of March 31, 2000 between NAVTECH, INC., a Delaware corporation (the "Company"), and ROBERT N. SNYDER (the "Subscriber").

     WHEREAS, the Company desires to issue to the Subscriber, and the Subscriber desires to acquire from the Company, units (the "Units") consisting in the aggregate of five hundred thousand (500,000) shares of Common Stock, $.001 par value per share (the "Common Shares"), of the Company, and warrants (the "Warrants") to purchase one hundred twenty five thousand (125,000) shares of Common Stock (the "Warrant Shares") of the Company, upon the terms set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

     1. Subscription for the Units; Right to Designate Nominee.

          1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to acquire from the Company, and the Company agrees to sell to the Subscriber, the Units at an aggregate purchase price of five hundred thousand dollars ($500,000). The purchase price is payable contemporaneously herewith by certified check made payable to the order of the Company or by wire transfer to an account designated by the Company. The certificates evidencing the Common Shares and Warrants purchased by the Subscriber will be delivered by the Company to the Subscriber as soon as practicable following the execution hereof.

          1.2 The Subscriber will have the right to designate one nominee to the Board of Directors of the Company, which nominee shall either be James P. McGinty or another person reasonably acceptable to the Company. Such right shall continue for so long as the Subscriber owns at least five percent (5%) of the outstanding shares of Common Stock of the Company. The nominee, if duly elected to the Board of Directors, will be issued options under the Company's 1999 Stock Option Plan to purchase twenty-five thousand (25,000) shares of the Common Stock of the Company upon election to the Board, and a further twenty-five thousand (25,000) shares upon election to a second year of service as a director.

     2. Representations by Subscriber.

     The Subscriber understands and agrees that the Company is relying and may rely upon the following representations and warranties made by the Subscriber in entering into this Agreement:

          2.1 The Subscriber recognizes that the acquisition of the Common Shares and the Warrants involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) he may not be able to liquidate its investment in the event of emergency; (ii) transferability is extremely limited; and
     (iii) it could sustain a complete loss of his investment.


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          2.2 The Subscriber  represents  that he (i) is competent to understand and does understand the nature of this investment; and (ii) is able to bear the economic risk of this investment.

          2.3 The Subscriber represents that he is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"), as a result of application to him of the criteria set forth on Exhibit A attached hereto (please indicate on such Exhibit A by a checkmark the one or more criteria which apply).

          2.4 The Subscriber acknowledges that he has significant prior investment experience, including investment in restricted securities, and that he has read all of the documents furnished or made available by the Company to him to evaluate the merits and risks of such an investment on his behalf.

          2.5 The Subscriber hereby represents that he has been furnished by the Company with the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1999 and Quarterly Report on Form 10-QSB for the fiscal quarter ended January 31, 2000 and all other information regarding the Company which he had requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; that he has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the offering, and any additional information which he had requested; and that he has had the opportunity to consult with his own tax or financial advisor concerning an investment in the Company.

          2.6 The Subscriber hereby acknowledges that this offering of Common Shares and Warrants has not been reviewed by the Securities and Exchange Commission (the "SEC") because of the Company's representations that this is intended to be a non-public offering pursuant to Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder. The Subscriber represents that the Common Shares and Warrants are being acquired for his own account, for investment and not for distribution or resale to others. The Subscriber agrees that he will not sell, transfer or otherwise dispose of the Common Shares and/or Warrants, or any portion thereof, unless they are registered under the 1933 Act or unless an exemption from such registration is available.

          2.7 The Subscriber consents that the Company may, if he desires, permit the transfer of the Common Shares and/or Warrants by the Subscriber out of its name only when his request for transfer is accompanied by an opinion of counsel satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the 1933 Act or any applicable state "blue sky" laws (collectively, "Securities Laws"). The Subscriber agrees to be bound by any requirements of such Securities Laws. The Subscriber agrees to hold the Company and its controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale or distribution by the undersigned Subscriber in violation of any Securities Laws or any misrepresentation herein.

          2.8 The Subscriber acknowledges and agrees that the Company is relying
     on  the  Subscriber's   representations  contained  in  this  Agreement  in
     determining whether to accept this subscription.


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          2.9 The  Subscriber  consents  to the  placement  of a  legend  on the certificates evidencing the Common Shares and Warrants stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Common Shares and Warrants.

          2.10 The Subscriber represents that (a) it has not been formed within the last six months, (b) it has not been formed to purchase the Common Shares and Warrants and (c) the corporate officer signing below is authorized to subscribe for the Common Shares and Warrants and sign on behalf of the Subscriber.

          2.11 The address set forth below is the Subscribers's true and correct residence.

          2.12 The information provided by the Subscriber herein in connection with this investment is accurate and complete as of the date of the execution of this Subscription Agreement.

     3. Representations by the Company.


          3.1 The Company represents and warrants to the Subscriber as follows:

               (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct its business.

               (b) The execution, delivery and performance of this Agreement by the Company has been duly approved by the Board of Directors of the Company.

               (c) The Common Shares have been duly and validly authorized and, when issued in accordance with the terms hereof, will be duly and validly authorized and issued, fully paid and nonassessable.

               (d) The Warrant Shares have been duly and validly authorized and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be duly and validly authorized and issued, fully paid and nonassessable.

     4. Notices to Subscriber.

          4.1 Neither  the Common  Shares,  nor the  Warrants  nor the  Warrants
     Shares have been registered under the 1933 Act, or the securities laws of any state, and they are being offered and sold in reliance on exemptions from the registration requirements of the 1933 Act and such laws. Neither the Common Shares, nor the Warrants nor the Warrants Shares have been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the offering. Any representation to the contrary is unlawful.


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          4.2 The Common  Shares,  Warrants  and  Warrant  Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the 1933 Act, and applicable state securities laws, pursuant to registration or exemption therefrom. The Subscriber should be aware that he may be required to bear the financial risks of this investment for an indefinite period of time.

     5. Investment Restrictions.

          5.1 The Subscriber acknowledges that there is limited public market for the Common Shares. The Subscriber understands that, absent registration under the 1933 Act, the Common Shares may only generally be publicly sold pursuant to Rule 144 (the "Rule") promulgated under the 1933 Act. The Rule permits, subject to all of its terms and conditions, the public resale (in limited amounts) of securities acquired in non-public offerings without having to satisfy the registration requirements of the 1933 Act. The Subscriber further understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, which in most circumstances is required by the Rule as one of the conditions of its availability. Accordingly, the Subscriber recognizes that, notwithstanding the existence of a public market for the Common Shares, he may not be able to take advantage of the resale provisions of the Rule and may be unable to publicly offer or sell any of the Common Shares or Warrant Shares.

     6. Miscellaneous.


          6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by first class mail, postage prepaid, or overnight mail, addressed to the Company, c/o Navtech Systems Support Inc., 175 Columbia Street West, Suite 102, Waterloo,
     Ontario Canada N2L-5Z5, Attention: Corporate Secretary, and to the Subscriber at his address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

          62 This Agreement shall not be changed, modified or amended except by a writing signed by the party to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

          6.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature between them.

          6.4 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Delaware, applicable to agreements to be performed wholly within the State of Delaware.


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          6.5 This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the acquisition of the Units as herein provided.

          6.6 Only upon written approval and acceptance of this Subscription Agreement by the Company shall the Company be obligated hereunder.

          6.7 All dollar amounts in this Agreement are United States dollars.

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     IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year written below.


                                        Robert N. Snyder
                                        _____________________________________
                                        Name of Subscriber

                                        /s/ Robert N. Snyder
                                        _____________________________________
                                        Signature of Subscriber

                                        7200 Wisconsin Avenue, #601
                                        Bethesda, MD 20814
                                        _____________________________________
                                        Address of Subscriber

                                        ###-##-####
                                        _____________________________________
                                        Social Security Number of Subscriber



                                        Subscription Approved and Accepted:

                                        NAVTECH, INC.

                                        By: /s/ Duncan Macdonald
                                            --------------------------
                                        Name: Duncan Macdonald
                                             -------------------------
                                        Title: Chief Executive Officer
                                              ------------------------




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                                    EXHIBIT A

A.       For an individual (i.e.,  a natural person):

  X
_____1) The undersigned had an individual income in excess of $200,000 (or in excess of $300,000 with his or her spouse) in each of the past two years and has a reasonable expectation of reaching the same income level in the current year; or
  X
_____2) The undersigned has an individual net worth, or joint net worth with his or her spouse, of more than $1,000,000.

 Note: For the purpose of determining net worth, the Subscriber may include, without limitation, the value of his or her spouse's principal residence, home furnishings and automobiles.

B.       For a legal entity (i.e., other than a natural person):


_____1) The undersigned is (a) any bank, as defined in Section 3(a)(2) of the 1933 Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; (b) any broker or dealer registered pursuant to Section 23 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (c) any insurance company, as defined in
          Section 2(13) of the 1933 Act; (d) any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 310(c) or (d) of the Small Business Investment Act of 1958; (e) any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, savings and loan association, insurance company or registered in vestment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

______ 2) The undersigned is a "private business development company" as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

______ 3) The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust,



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          or  partnership,  not  formed for the  specific  purpose of making the investment, with total assets in excess of $5,000,000; or

______ 4) The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, and the purchase of the units is directed by a sophisticated person as described in Rule 506(b)(2) (ii) promulgated under the Exchange Act.

______ 5) The undersigned is an entity in which all of the equity owners are accredited investors.



                                                /s/ Robert N. Snyder
                                                ____________________________
                                                Robert N. Snyder


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